Exhibit 10.1

Certain information identified by [***] has been excluded from this exhibit because it both (i) is not material and (ii) would be competitive harmful if publicly disclosed.

Execution Copy

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN (I) THAT CERTAIN INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “FIRST LIEN SUBORDINATION AGREEMENT”), DATED AS OF THE DATE HEREOF, AMONG GWG LIFE, LLC, A DELAWARE LIMITED LIABILITY COMPANY (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS) AND HCLP NOMINEES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR LOAN LIABILITIES DESCRIBED IN THE FIRST LIEN SUBORDINATION AGREEMENT, AND (II) THAT CERTAIN INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SECOND LIEN SUBORDINATION AGREEMENT”), DATED AS OF THE DATE HEREOF, AMONG GWG LIFE, LLC (TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS), AND BENEFICIENT HOLDINGS, INC., A DELAWARE CORPORATION, INDIVIDUALLY AS A SENIOR CREDITOR AND AS SENIOR CREDITOR REPRESENTATIVE AND IN SUCH CAPACITY AS AGENT FOR THE SENIOR LENDERS REFERRED TO THEREIN (AND ITS SUCCESSORS AND ASSIGNS IN SUCH CAPACITY), TO THE SENIOR LOAN LIABILITIES DESCRIBED IN THE SECOND LIEN SUBORDINATION AGREEMENT, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE FIRST LIEN SUBORDINATION AGREEMENT AND SECOND LIEN SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF (A) THE FIRST LIEN SUBORDINATION AGREEMENT OR SECOND LIEN SUBORDINATION AGREEMENT, ON THE ONE HAND, AND (B) THE TERMS OF THIS PROMISSORY NOTE, ON THE OTHER, THE TERMS OF THE FIRST LIEN SUBORDINATION AGREEMENT OR SECOND LIEN SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

PROMISSORY NOTE

U.S. $65,000,000	Dallas, Texas
May 31, 2019

FOR VALUE RECEIVED, the undersigned, not in their individual capacities but solely as trustees (the “Trustees”) on behalf of the Texas common law trusts (the “Trusts”) listed on the signature page hereto (each a “Borrower” and collectively the “Borrowers”) hereby, jointly and severally, unconditionally promise to pay to the order of GWG LIFE, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), at its principal office, or at such other place or places as the Lender may from time to time designate in writing, in lawful money of the United States, the principal amount of SIXTY-FIVE MILLION AND NO/100 DOLLARS ($65,000,000), or so much thereof as may be advanced by the Lender pursuant to this Note, on the Maturity Date (as defined below), together with all accrued and unpaid interest thereon at the rate and in accordance with the terms of this promissory note (this “Note”) as follows:

1. Loan: The outstanding principal amount of the loan evidenced by this Note, upon the funding of the Initial Advance and the Subsequent Advance, is $65,000,000, which amount shall be decreased by prepayment in accordance with Section 8, as applicable, in accordance with the terms of this Note (the “Loan”).

2. Type: The Loan shall be made to the Borrowers in two advances, with the initial advance being in the amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) (the “Initial Advance”) to be made on or about the date hereof (the “Effective Date”), and the balance of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) (the “Subsequent Advance”) to be made upon at least three (3) business days’ the written request of the Borrower; provided that (i) without the Lender’s consent, the Subsequent Advance shall not be made sooner than September 15, 2019 or later than December 31, 2019, and (ii) the obligation of the Lender to fund the Subsequent Advance shall be subject to the following conditions precedent as of the date of the Subsequent Advance: (x) no Event of Default has occurred and is continuing or would result therefrom, (y) all representations and warranties of Borrower under this Note shall be true and correct in all material respects, and (z) no Material Adverse Effect has occurred. Each advance to be made by the Lender under this Note shall effected by wire transfer of immediately available funds pursuant to the wire instructions specified on Schedule I and shall be made to, and allocated among, the Borrowers based on their “Allocated Percentage” as specified on Schedule II. The Borrowers acknowledge and agree that (a) upon the funding of advances in accordance with the wire instructions specified on Schedule I, each Borrower will have been deemed to have received its portion of the proceeds of such advances based on its “Allocated Percentage” as specified on Schedule II (regardless of whether they are the owner of the bank account(s) specified on Schedule I); and (b) each of them will derive substantial direct and indirect benefits from the funding of the Loan evidenced by this Note to the Borrowers and that the Lender would not have funded the Loan unless the obligation to repay the Loan were not joint and several liabilities of the Borrowers (it being understood and agreed that, following the indefeasible repayment in full of the obligations payable under this Note, the Borrowers may have rights of contribution among themselves).

3. Use of Proceeds: To the extent permitted by the organizational documents of the Borrowers and not in contravention of Applicable Law (as defined below), the Borrowers shall use the proceeds of the Loan to acquire as an investment, the Senior Beneficial Interests of some or all of those certain Collective Collateral Trusts set out on Schedule III (with such acquisition occurring in accordance with the methodology and procedures set forth in Schedule V) and to pay legal fees and expenses incurred in connection with the issuance of this Note.

4. Term: Subject to Section 8 hereof, all outstanding principal and accrued but unpaid interest on the Note shall mature and become due and payable, and shall be paid by the Borrowers in full, on the earlier of (a) June 30, 2023, and (b) the date that the principal of this Note is accelerated pursuant to Section 10 (the “Maturity Date”).

5. Interest Rate and Payments:

(a) The outstanding principal amount of the Loan shall bear interest commencing on the date of the respective advance at a rate per annum equal to 7.00%. Interest on the Loan shall accrue and become due and payable in full in cash on the Maturity Date (or as otherwise provided in this Note).

(b) Interest shall be computed on the basis of a year of 360 calendar days and paid for the actual number of calendar days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof. If a payment to be made hereunder shall fall due on a day that is not a business day, the date for payment shall be extended to the next succeeding business day without additional interest thereon.

(c) In the event the Borrowers elect to prepay this Note in whole or in part pursuant to Section 8, any accrued and unpaid interest on the amount to be prepaid shall be due and payable by the Borrowers on the date of the prepayment.

(d) In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by Applicable Law, and, in the event any such excess payment is made by the Borrowers or received by the Lender, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to the Borrowers). It is the express intent hereof that the Borrowers not pay and the Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under Applicable Law.

(e) The Lender may, and the Borrowers hereby irrevocably authorize the Lender to, maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Lender resulting from the Loan made by the Lender and evidenced by this Note, including, without limitation, the date of the Loan funding, the amounts of principal and accrued interest payable and paid to the Lender from time to time hereunder. Such account or accounts shall be conclusive (absent manifest error) evidence of such indebtedness of the Borrowers.

6. Security: The Loan shall be unsecured, unless otherwise agreed in writing by the Borrowers and the Lender in writing after the date hereof.

7. Promise to Pay Unconditional: The Borrowers’ obligations under this Note are absolute and unconditional and shall not be subject to any defense, counterclaim or set-off or any other deduction whatsoever. Each Borrower hereby waives presentment, demand, protest and notice of dishonor. Payments under this Note shall be applied in such order of application as the Lender may determine in its sole discretion.

8. Optional Prepayments. The Borrowers may, at any time and from time to time, prepay the Loan in whole or in part, without premium or penalty, subject only to payment of interest accrued to the date of repayment in accordance with Section 5. The Borrowers shall give the Lender notice of each prepayment pursuant to this Section 8 no later than 10:00 a.m., Central time, on the third business day before the date of such prepayment. Each such notice of prepayment shall specify (i) the date such prepayment is to be made, (ii) the amount of principal of the Loan to be prepaid, such amount to be in minimum increments of $100,000, and (iii) the amount of accrued interest to be paid.

9. Representations; Covenants: Each Trustee hereby jointly and severally represents, warrants, covenants and agrees, in its capacity as trustee for each of the trusts, that as of the date hereof:

(a) The Trustees are duly appointed and acting trustees of the Trusts and have the power and authority to own properties and to carry on their business as now being and hereafter proposed to be conducted.

(b) The Borrowers have the power, legal right, and authority to (i) execute, deliver and perform the obligations in accordance with the terms of this Note, and (ii) borrow money on the terms and subject to the conditions herein provided. This Note has been duly executed and delivered by the Trustees and is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance in accordance with its terms by the Borrowers of this Note do not and (absent any change in any Applicable Law or applicable contract) will not violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any lien upon any assets of a Borrower under, (A) the organizational documents of such Borrower, (B) any contract or other instrument to which such Borrower is a party or by which such Borrower or any of its properties may be bound or (C) any Applicable Law, except in the case of clauses (B) and (C) above for such violations, conflicts, breaches or defaults which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(c) The Borrowers will not, as a result of the transactions contemplated hereunder, be required to be registered as, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(d) The execution, delivery and performance of this Note in accordance with its terms by the Borrowers, and the borrowing hereunder, do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or any other person or entity (“Person”), except such as have been obtained or made and are in full force and effect or the absence of which could not reasonably be expected to result in a Material Adverse Effect.

(e) The Borrowers are in compliance in all material respects with all Applicable Law. The Borrowers are in compliance with all indentures, agreements and other instruments binding upon them or their property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f) There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Trustees, threatened in writing against or affecting any Borrower (i) as to which there is a reasonable possibility of an adverse determination; or (ii) that involve this Note or the transactions contemplated hereby, that, in the case of each of (i) and (ii) if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect

(g) On the Effective Date, and immediately prior to and after giving effect to the issuance of the Note and the effectiveness of the Loan hereunder, (a) the fair value of each Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of each Borrower’s assets is not less than the amount that will be required to pay the probable liability on the Borrower’s debts as they become absolute and matured, (c) each Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) each Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) each Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

(h) To the extent applicable, each Borrower is in compliance, in all material respects, with anti-money laundering laws and anti-terrorism finance laws.

(i) The proceeds of the Loan shall not be used, directly or indirectly: (a) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage or (iv) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (b) to cause the Lender to violate the U.S. Foreign Corrupt Practices Act of 1977; or (c) to cause the Lender to violate any other anti-corruption law applicable to the Lender.

(j) No Borrower is any of the following (a “Restricted Person”): (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); (b) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (c) a Person that is owned 50% or more by any Person described in foregoing clause (b); (d) any other Person with which the Lender is prohibited from dealing under any sanctions laws applicable to the Lender; or (e) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in foregoing clauses (a), (b), (c) or (d). Further, the Loans shall not be used to finance or facilitate, directly or indirectly, any transaction with, investment in, or any dealing for the benefit of, any Restricted Person or any transaction, investment or dealing in which the benefit is received in a country for which such benefit is prohibited by any sanctions laws applicable to any Borrower.

(k) No Event of Default (as defined below) exists hereunder or would result from the issuance of the Note or the effectiveness of the Loan.

(l) The proceeds of the Loan shall solely be used in accordance with Section 3 above.

(m) The Trustees shall furnish to the Lender prompt written notice of the following: (i) as soon as possible, and in any event within ten (10) calendar days after a Trustee obtains knowledge thereof, the occurrence of any Event of Default or any event or circumstance that, with notice or the passage of time, would result in the occurrence of an Event of Default; (ii) so long as it is lawful to do so, as soon as possible, and in any event within ten (10) calendar days after a Trustee obtains knowledge thereof, the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting any Borrower that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (iii) promptly after a Trustee obtains knowledge thereof, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section 9(m) shall be accompanied by a statement of a Trustee setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(n) Except as provided under the terms of that certain Intercreditor Agreement, dated the date hereof (the “HCLP Intercreditor Agreement”), by and between HCLP Nominees, L.L.C. (“HCLP”) and the Lender, and that certain Second Lien Intercreditor Agreement, dated the date hereof (the “BHI Intercreditor Agreement”), by and between Beneficient Holdings, Inc. (“BHI”) and the Lender, the Trustees shall ensure that at all times while any principal amount of the Loan remains outstanding, the claims of the Lender in respect of the Loan shall in all respects rank prior to or at least pari passu with the claims of every other unsecured creditor of the Borrowers resulting from an agreement with such a creditor entered into after the date hereof.

(o) Until all amounts outstanding under this Note shall have been paid in full, the Borrowers shall not, from and after the date hereof, directly or indirectly incur, create, or assume or suffer to exist any indebtedness for borrowed money, as permitted under the Borrowers’ organizational documents, that is senior in right of payment to the payment obligations under the Loan other than any “Senior Loan Liabilities” as defined in the HCLP Intercreditor Agreement and any “Senior Loan Liabilities” as defined in the BHI Intercreditor Agreement.

(p) The Trustees shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Borrowers’ business and activities. The Trustee shall permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect the Borrowers’ properties, to examine and make extracts from their books and records, and to discuss their affairs, finances and condition with their advisors, all at such reasonable times and as often as reasonably requested; provided, that if an Event of Default has occurred and is continuing, the Lender (or any of its representatives) may do any of the foregoing at the joint and several expense of the Borrowers at any time during normal business hours and without advance notice. For avoidance of doubt, all ordinary course inspections undertaken by the Lender at any time that no Event of Default has occurred and is continuing shall be at the Lender’s expense.

(q) The Borrowers shall comply in all material respects with Applicable Law. “Applicable Law” shall mean (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental authorities, (B) governmental approvals and governmental registrations and (iii) orders, decisions, judgments and decrees, including any governmental order.

(r) The Borrowers shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable rights to distributions) or rights in respect of any thereof, except: (i) Liens imposed by law for taxes that are not yet due or are being contested; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) judgment liens in respect of judgments that do not constitute an Event of Default; (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers; (vii) any interest or title of a lessor under any operating lease entered into by a Borrower in the ordinary course of its business and covering only the assets so leased; (viii) Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business; (ix) Liens in favor of HCLP to secure obligations under the Senior Loan Documents (as defined in the HCLP Intercreditor Agreement) or BHI to secure obligations under the Senior Loan Documents (as defined in the BHI Intercreditor Agreement); and (x) Liens specified on Schedule IV. “Liens” shall mean with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (y) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (z) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Note, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

(s) The Borrowers shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Borrowers, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all/any substantial part of its assets, or liquidate or dissolve, or purchase or otherwise acquire all or substantially all of the assets or any equity interests of any class of, or any partnership or joint venture interest in, any other Person, or change its jurisdiction of incorporation or organization, if any, or the form or type of its organization if such action would reasonably be expected to adversely affect the Borrower’s obligation or ability to repay the Loan.

(t) The Borrowers shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except transactions carried out in the ordinary course of business and on terms and conditions no less favorable to the Borrower than could be obtained in an arms’ length transaction with an unrelated third party. “Affiliate” means with respect to a Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

(u) The Borrowers shall not engage in any business other than as set forth or contemplated by their respective organizational documents.

(v) The Borrowers shall not (i) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any anti-terrorism laws, anti-corruption laws or sanctions law, (ii) cause or permit any of the funds that are used to repay the Loan to be derived from any unlawful activity with the result that the Lender would be in violation of any Applicable Law or (iii) use the Loan, directly or indirectly, for any conduct that would cause the representations and warranties in this Note to be untrue as if made on the date any such conduct occurs.

(w) Promptly following the Lender’s request therefor, the Borrowers shall deliver to the Lender their unaudited quarterly and/or annual financial statements, including without limitation, income statement, balance sheet, and related statements of operations and cash flow.

(x) Any revenues, monies, distributions or proceeds received by or on behalf of the Borrowers on account of or attributable to any Senior Beneficial Interests from time to time purchased or acquired by the Borrowers shall be used to either (i) prepay or repay amounts outstanding or owed under this Note or (ii) acquire as an investment Senior Beneficial Interests in Collective Collateral Trusts in a manner consistent with the methodology and procedure set forth in Schedule V.

10. Events of Default; Remedies: The following shall be events of default under this Note (each, an “Event of Default”):

(a) the Borrowers fail to pay any principal, interest or other amount under this Note when due and such failure continues for twenty (20) calendar days after written notice to the Trustees;

(b) any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Note shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(c) any Borrower fails to observe or perform any covenant contained in this Note and such failure continues for 20 calendar days after written notice to the Trustees;

(d) any Borrower (i) liquidates or dissolves, (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due, or (iii) consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, is unable to meet debts, or files bankruptcy;

(e) any Borrower shall have filed against it any receivership, bankruptcy, insolvency or other similar proceedings and the same shall not have been stayed or dismissed within 60 days;

(f) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness in an aggregate amount in excess of $1,000,000, when and as the same shall become due and payable, which failure shall continue beyond any cure period provided under the terms of such Indebtedness;

(g) one or more judgments (not covered by a financially solvent insurance company that has not denied coverage) for the payment of money in an aggregate amount in excess of $1,000,000 (treating any deductible, self-insurance, denied claim, uninsured liability or retention as not so covered) shall be rendered against any Borrower and the same shall remain undischarged for a period of 30 consecutive calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower to enforce any such judgment;

(h) (i) HCLP (or its assignee, transferee, designee or representative) has commenced or caused to be commenced the exercise or enforcement of any of its rights and remedies as a secured creditor under the Senior Loan Documents (as defined in the HCLP Intercreditor Agreement) with respect to any assets of any Borrower, or (ii) BHI (or its assignee, transferee, designee or representative) has commenced or caused to be commenced the exercise or enforcement of any of its rights and remedies as a secured creditor under the Senior Loan Documents (as defined in the BHI Intercreditor Agreement) with respect to any assets of any Borrower.

(i) any Borrower or Affiliate thereof shall challenge or contest in any action, suit, or proceeding the validity or enforceability of this Note;

(j) an event has occurred that has had or could reasonably be expected to (i) result in a Material Adverse Effect and such Material Adverse Effect continues and remains uncured for a period of 30 calendar days after written notice to the Trustees or (ii) have an effect on the status of any Borrower that would require it to register as an investment company under the Investment Company Act of 1940, as amended.

As used in this Note, “Material Adverse Effect” means a material adverse effect on (x) the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower, (y) the binding nature, validity or enforceability of this Note as an obligation of any party hereto, or (z) the rights or remedies available to the Lender hereunder or the ability of any Borrower to perform its obligations under this Note.

Upon the occurrence and during the continuance of any Event of Default, the Lender may, at its option, (i) by written notice to the Trustees declare the entire outstanding principal amount of the Loan, together with all accrued interest thereon, immediately due and payable; provided, however, that, if an Event of Default described in Section 10(e) or 10(f) shall occur, the outstanding principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Lender; and (ii) enforce or cause to be enforced any of the rights or remedies accorded to the Lender under this Note and at equity or law, by virtue of statute or otherwise.

The remedies in this Note are cumulative and the Lender shall have the right to exercise all of the other rights, remedies and recourses available to the Lender at law or in equity. Any failure to exercise this option shall not constitute a waiver by the Lender of the right to exercise the same at any other time an Event of Default has occurred and is continuing. The resort to any remedy provided for by law or in equity will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

11. Miscellaneous:

(a) Notices. Except as otherwise expressly provided, all notices, communications and materials to be given or delivered pursuant to this Note shall be given or delivered in writing at the following respective addresses and to the attention of the following individuals or departments or at such other address or to the attention of such other individual or department as the party to which such information pertains may hereafter specify in writing:

If to the Trustees or the Borrowers:

Jeffrey S. Hinkle

John A. Stahl

As Trustees of the Borrowers, and not as individuals

325 N. Saint Paul Street, Suite 4850

Dallas, TX 75205

Telephone: +1-214-445-4700

E-mail: jhinkle@beneficient.com

john.stahl.md@gmail.com

If to the Lender:

GWG Life, LLC

220 South Sixth Street, Suite 1200 Minneapolis, MN 55402

Attn: General Counsel

Telephone: +1-612-746-1932

E-mail: copp@gwgh.com

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile (if recipient has advised the sender of its facsimile number) during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment or confirmation from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other electronic confirmation of delivery).

(b) Amendments; Waivers. Any term, covenant, agreement or condition of this Note may be amended, and any right under this Note may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Lender and, in the case of an amendment, by the Trustees. Unless otherwise specified in such waiver, a waiver of any right under this Note shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under this Note or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under this Note or Applicable Law.

(c) Assignments. The Borrowers shall not have the ability to assign any of their rights or obligations under this Note, whether voluntarily or by operation of law, without the Lender’s prior written consent in its sole discretion. The Lender may, at any time, without the consent or prior notice to the Borrowers or any other Person, assign, sell, transfer or grant participations in all or part of the obligations and indebtedness evidenced by this Note. The Lender may disseminate to any assignee, purchaser or transferee or participant or prospective assignee, purchaser, transferee or participant any information that the Lender has pertaining to this Note and any other related documentation, including, without limitation, any information regarding the Borrowers, any other liable party, or any property owned or held by the Borrowers or any other liable party.

(d) Successors and Assigns. All of the provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) Entire Agreement. This Note embodies the entire agreement between the Borrowers and Lender relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

(f) Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction or as to any Borrower shall, as to such jurisdiction or Borrower, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction or against the other Borrowers.

(g) Headings. Section headings are inserted in this Note for convenience of reference only and shall not be used to construe any provision hereof.

(h) Counterparts. This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Delivery of an executed counterpart of this Note by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Note.

(i) Governing Law. This Note and any claim, controversy, dispute or cause of action in contract based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Judicial Proceedings; Waiver of Jury Trial. The parties hereto agree that any judicial proceeding with respect to this Note may be brought in any court of competent jurisdiction in the State of New York and irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The parties hereto waive personal service of process and consent that service of process may be made by certified or registered mail, return receipt requested, at the relevant address specified or determined in accordance with the provisions of Section 11(a), and service so made shall be deemed completed on the third business day after such service is deposited in the mail. THE BORROWERS AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CLAIM RELATED TO THIS NOTE.

(k) Replacement of Lost Note. At the request of the Lender, the Borrowers agree to execute a replacement Note with the same terms and conditions and remaining value in the event that this Note is lost, stolen or mutilated in form and substance reasonably satisfactory to the Lender.

(l) Time is of the Essence. It is agreed that time is of the essence for this Note.

(m) Expenses; Indemnity; Damage Waiver.

(i) The Borrowers will jointly and severally reimburse the Lender for all reasonable costs, expenses and liabilities incurred in connection with the collection or enforcement of this Note or in the waiver or amendment to or “work-out” in connection with this Note, including, without limitation, any and all reasonable legal fees and expenses incurred connection therewith. The Borrowers will pay for or reimburse or indemnify the Lender against all and any liability for the payment of state documentary stamp taxes, intangible taxes or other taxes (including interest and penalties, if any) that may be determined to be payable with respect to effecting the transaction contemplated by the provisions contained in this Note. To the extent the Lender is required to pay any such taxes (including interest and penalties, if any), the amount paid will be added to the principal amount of this Note.

(ii) The Borrowers shall jointly and severally indemnify the Lender and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Lender and of the Lender’s Affiliates (each, a “Related Party”, and together with the Lender, the “Indemnitees”, and each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the legal fees and reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole, and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lender, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any person (including any of the Borrowers) arising out of, in connection with, or as a result of (x) the execution or delivery of this Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (y) any loan made pursuant to this Note or the use or proposed use of the proceeds therefrom, or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by one or more Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or result from a claim brought by the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if the Borrowers have obtained a final and non-appealable judgment in their favor on such claim as determined by a court of competent jurisdiction.

(ii) To the fullest extent permitted by Applicable Law, neither the Borrowers nor the Lender shall assert, and hereby waives, any claim against the other party and each of their respective Related Parties, on any theory of liability, for indirect, special, punitive, consequential or exemplary damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any loan made hereunder, or the use of the proceeds thereof.

(iii) All amounts due under this Section 11(m) shall be payable promptly/not later than 30 calendar days after demand therefor.

(iv) Each party’s obligations under this Section 11(m) shall survive the termination of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be duly executed as of the date first written above.

Borrowers:

JEFFREY S. HINKLE AND JOHN A. STAHL, SOLELY IN THEIR CAPACITY AS TRUSTEES OF THE FOLLOWING TRUSTS (EACH SETTLED AS OF SEPTEMBER 1, 2017) AND NOT AS INDIVIDUALS:

THE LT-1 LIQUIDTRUST THE LT-2 LIQUIDTRUST THE LT-5 LIQUIDTRUST THE LT-7 LIQUIDTRUST THE LT-8 LIQUIDTRUST THE LT-9 LIQUIDTRUST

By:	/s/ Jeffrey S. Hinkle
Name:	Jeffrey S. Hinkle
Title:	Trustee

By:	/s/ John A. Stahl
Name:	John A. Stahl
Title:	Trustee

Signature Page to Promissory Note

Acknowledged and agreed by:

Lender:

GWG LIFE, LLC

By:	/s/ Murray T. Holland
Name:	Murray T. Holland
Title:	Chief Executive Officer

Signature Page to Promissory Note

Schedule I

WIRING INSTRUCTIONS

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Schedule II

ALLOCATION OF PROCEEDS OF LOAN

Subject to the terms of the Note, the Loan are to be made to the Borrowers in the following allocations:

Borrower	Allocated Percentage	Allocated Portion of Initial Advance to be funded	Allocated Portion of Subsequent Advance to be funded	Total Portion of Advances to be funded
Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of The LT-1 LiquidTrust	16.67%	$8,335,000	$2,500,500	$10,835,500
Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of The LT-2 LiquidTrust	16.67%	$8,335,000	$2,500,500	$10,835,500
Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of The LT-5 LiquidTrust	16.67%	$8,335,000	$2,500,500	$10,835,500
Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of The LT-7 LiquidTrust	16.67%	$8,335,000	$2,500,500	$10,835,500
Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of The LT-8 LiquidTrust	16.66%	$8,330,000	$2,499,000	$10,829,000
Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of The LT-9 LiquidTrust	16.66%	$8,330,000	$2,499,000	$10,829,000
Total	100%	$50,000,000	$15,000,000	$65,000,000

Schedule II

Schedule III

LIST OF COLLECTIVE COLLATERAL TRUSTS

Jeffrey S. Hinkle and John A. Stahl, in their capacity as Trustees of the following trusts:

THE LT-1 COLLECTIVE COLLATERAL TRUST

THE LT-2 COLLECTIVE COLLATERAL TRUST

THE LT-3 COLLECTIVE COLLATERAL TRUST

THE LT-4 COLLECTIVE COLLATERAL TRUST

THE LT-5 COLLECTIVE COLLATERAL TRUST

THE LT-6 COLLECTIVE COLLATERAL TRUST

THE LT-7 COLLECTIVE COLLATERAL TRUST

THE LT-8 COLLECTIVE COLLATERAL TRUST

THE LT-9 COLLECTIVE COLLATERAL TRUST

Schedule III

Schedule IV

LIST OF EXISTING LIENS

None.

Schedule IV

Schedule V

METHODOLOGY AND PROCEDURE FOR USE OF PROCEEDS OF LOAN

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